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                               POWER OF ATTORNEY



          KNOW ALL MEN BY THESE PRESENTS that the person whose signature appears below constitutes and appoints Steven R. Rogel and J. A. Parsons, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all such person's capacities with Willamette Industries, Inc., an Oregon corporation (the "Company"), to sign a registration statement on Form S-3 relating to up to $200 million principal amount of debt securities of the Company, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, this power of attorney has been executed by the undersigned as of this 22nd day of May, 1996.


     Signature                                        Title
     ---------                                        -----



/s/ Greg W. Hawley                      Vice President -
- ------------------------------          Controller (Principal
Greg W. Hawley                          Accounting Officer)


                                                                    EXHIBIT 24.2